LiveDeal, Inc. Receives Correspondence from NASDAQ

Company Intends to Present Comprehensive Compliance Plan at Oral Hearing

LAS VEGAS -- (BUSINESS WIRE) -- LiveDeal, Inc. (NASDAQ: LIVE), a provider of web-based customer acquisition and related products for small local businesses, announced today that it received a letter from Nasdaq’s Listing Qualifications Department on August 2, 2011 informing the company of its failure to comply with the terms of an extension previously granted by the Nasdaq staff for LiveDeal to regain compliance with Nasdaq Listing Rule 5550(a)(4), which requires that the company have at least 500,000 publicly held shares for continued listing on the Nasdaq Capital Market.

LiveDeal was first notified of its failure to comply with Nasdaq Listing Rule 5550(a)(4) on February 2, 2011 and was subsequently granted an extension (until August 1, 2011) to regain compliance.   On July 20, 2011, LiveDeal disclosed that its board of directors had approved a 20:19 forward stock split with respect to the company’s issued and outstanding common stock.   The forward stock split will be implemented in the form of a stock dividend, with one (1) share of LiveDeal’s common stock to be issued in respect of every 19 shares of common stock issued and outstanding as of July 29, 2011, the record date for the forward stock split.   Any fractional shares otherwise issuable as a result of the forward stock split will be rounded up to the nearest whole share.  LiveDeal anticipates that the forward stock split will be completed and take effect on the Nasdaq Capital Market on or about August 10, 2011, at which time the company will regain compliance with Nasdaq Listing Rule 5550(a)(4).  Due to procedural requirements, LiveDeal was unable to complete the forward stock split by Nasdaq’s August 1, 2011 deadline, which resulted in the August 2, 2011 letter described above.

According to the letter, as a result of LiveDeal’s failure to meet the terms of its extension, the company’s common stock will be delisted from the Nasdaq Capital Market on August 11, 2011 unless LiveDeal appeals the staff’s delisting determination to a Nasdaq hearings panel by August 9, 2011.  In the letter, the Nasdaq staff also noted LiveDeal’s failure to comply with Nasdaq Listing Rule 5550(b), which requires that the company maintain stockholders’ equity of at least $2,500,000, as an additional basis for delisting LiveDeal’s common stock.  The company previously submitted its plan to regain compliance with that requirement on July 5, 2011.

LiveDeal intends to appeal the Nasdaq staff’s delisting determination on or before the August 9, 2011 appeal deadline and will request an oral hearing, at which the company will present its comprehensive plan to regain and sustain compliance with Nasdaq Listing Rules 5550(a)(4) and 5550(b).  While the appeal is pending, LiveDeal’s common stock will continue to be traded on the Nasdaq Capital Market.

About LiveDeal, Inc.

LiveDeal, Inc. provides local customer acquisition services and related products for small businesses to deliver an affordable way for businesses to extend their marketing reach to target customers via the Internet.

Forward-Looking and Cautionary Statements

This press release may include statements that constitute “forward-looking statements,” which are often characterized by the terms “may,” “believes,” “projects,” “expects” or “anticipates,” and do not reflect historical facts.  Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of LiveDeal, Inc. and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements.

Factors that may affect forward-looking statements and LiveDeal’s business generally include, but are not limited to, (i) the risk factors and cautionary statements set forth in LiveDeal’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010; (ii) other risk-related factors or statements described in LiveDeal’s other filings with the Securities and Exchange Commission; and (iii) other factors that LiveDeal is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made.  LiveDeal does not undertake and specifically declines any obligation to update any forward-looking statements.

Contact Information

Investor Relations Contact:
Lawrence Tomsic
Chief Financial Officer
(702) 939-0230
ltomsic@livedeal.com

Source: LiveDeal, Inc.